       As filed with the Securities and Exchange Commission on February 17, 1999
                                                     Registration No.  333-67507
================================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                FORM S-8 POS
                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933

                            INFOSEEK CORPORATION
           (Exact name of Registrant as specified in its charter)




       Delaware                                          77-0494507
      ----------                                        ------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                           1399 Moffett Park Drive
                          Sunnyvale, California 94089
   (Address, including zip code, of Registrant's principal executive offices)

          STARWAVE CORPORATION REVISED 1992 COMBINED INCENTIVE AND
                       NONQUALIFIED STOCK OPTION PLAN,
                  AMENDED AND RESTATED AS OF MARCH 7, 1995
                            STARWAVE CORPORATION
                     1997 NONQUALIFIED STOCK OPTION PLAN
                          (Full Title of the Plans)


                               Harry M. Motro
                    President and Chief Executive Officer
                            INFOSEEK CORPORATION
                           1399 Moffett Park Drive
                         Sunnyvale, California 94089
                               (408) 543-6000
(Name, address, and telephone number, including area code, of agent for service)


                                  COPY TO:
                            Aaron J. Alter, Esq.
                            Adam R. Dolinko, Esq.
                          Elizabeth C. Hewitt, Esq.
                      WILSON SONSINI GOODRICH & ROSATI
                          Professional Corporation
                             650 Page Mill Road
                          Palo Alto, CA 94304-1050
                               (650) 493-9300

====================================================================================================================================

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                                            Proposed           Proposed
                                                        Amount              Maximum            Maximum          Amount of
         Title of Securities to                          to be            Offering Price       Aggregate       Registration
             be Registered                             Registered(1)        Per Share        Offering Price        Fee
Common Stock of the Company to be                        921,357             $ 1.00 (2)      $   921,357.00     $  257.00
issued upon exercise of options
granted under the Starwave
Corporation Revised 1992 Combined
Incentive and Nonqualified Stock
Option Plan, Amended and Restated
as of March 7, 1995 (the "1992 Plan")
Common Stock of the Company to be                      1,283,960             $10.39 (2)      $13,340,344.40     $3,709.00
issued upon exercise of options
granted under the Starwave
Corporation 1997 Nonqualified Stock
Option Plan (the "1997 Plan")
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to the nearest cent) of outstanding options under the Plan, the underlying shares of which are registered hereby.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Incorporation of Previous Registration Statement.
------------------------------------------------

     Pursuant to General Instruction E of Form S-8, there is hereby incorporated by reference into this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the "Post-Effective Amendment") the Registration Statement on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission ("SEC") on November 18, 1998, SEC File No. 333-67507. This Post-Effective Amendment is filed solely to correct the number appearing in the "Amount to be Registered" column in the Calculation of Registration Fee table from 3,477,384 shares to 921,357 shares being registered in connection with the Starwave Corporation Revised 1992 Combined Incentive and Nonqualified Stock Option Plan, Amended and Restated as of March 7, 1995 (the "1992 Plan"), and to provide a revised opinion of counsel with respect to the legality of the securities being registered. As no additional securities are being registered hereby, no registration fee is due at this time.


Item 8.    Exhibits.
           ---------

 Number                                   Document
--------   ---------------------------------------------------------------------
  4.1* Starwave Corporation Revised 1992 Combined Incentive and Nonqualified Stock Option Plan, Amended and Restated as of March 7, 1995.

  4.2*     Starwave Corporation 1997 Nonqualified Stock Option Plan.

  5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered.

 23.1      Consent of Counsel (contained in Exhibit 5.1).

 23.2      Consent of Ernst & Young LLP / Infoseek.

 23.3      Consent of PricewaterhouseCoopers LLP / Starwave.

 23.4      Consent of KPMG LLP / Starwave.

 23.5      Consent of KPMG Peat Marwick LLP / Quando.

 23.6      Consent of PricewaterhouseCoopers LLP / ABC News / Starwave Partners.

 23.7      Consent of PricewaterhouseCoopers LLP / ESPN / Starwave Partners.

 24.1      Power of Attorney (previously filed).

* Incorporated by reference from the Registrant's Registration Statement on Form S-8 (Registration Statement No. 333-67507), declared effective by the Securities and Exchange Commission on November 18, 1998.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Infoseek Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on February 17, 1999.

                                    INFOSEEK CORPORATION


                                    By:  /s/ Harry M. Motro
                                         --------------------------
                                         Harry M. Motro
                                         President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                                             Title                            Date


/s/  Harry M. Motro              President, Chief Executive Officer             February 17, 1999
-------------------------------  (Principal Executive Officer) and
 Harry M. Motro                  Director

/s/  Leslie E. Wright            Sr. Vice President, Chief Operating Officer    February 17, 1999
-------------------------------  and Chief Financial Officer (Principal
Leslie E. Wright                 Accounting Officer)

    *                            Chairman of the Board of Directors             February 17, 1999
-------------------------------
Steven T. Kirsch

    *                            Director                                       February 17, 1999
-------------------------------
Matthew J. Stover

   *                             Director                                       February 17, 1999
-------------------------------
John E. Zeisler

   *                             Director                                       February 17, 1999
-------------------------------
L. William Krause

                                 Director
-------------------------------
Steven M. Bornstein

                                 Director
-------------------------------
Robert A. Iger

                                 Director
-------------------------------
Jacob J. Winebaum

*By:  /s/ Harry M. Motro         Attorney-in-Fact                          February 17, 1999
      -------------------------
      Harry M. Motro

                               INDEX TO EXHIBITS
                               -----------------

 Exhibit
 Number                              Description
---------   --------------------------------------------------------------------

  *4.1 Starwave Corporation Revised 1992 Combined Incentive and Nonqualified Stock Option Plan, Amended and Restated as of March 7, 1995.

  *4.2      Starwave Corporation 1997 Nonqualified Stock Option Plan.

   5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered.

  23.1      Consent of Counsel (contained in Exhibit 5.1).

  23.2      Consent of Ernst & Young LLP / Infoseek.

  23.3      Consent of PricewaterhouseCoopers LLP / Starwave.

  23.4      Consent of KPMG LLP / Starwave.

  23.5      Consent of KPMG Peat Marwick LLP / Quando.

  23.6      Consent of PricewaterhouseCoopers LLP/ABC News/Starwave Partners.

  23.7      Consent of PricewaterhouseCoopers LLP/ESPN/Starwave Partners.

  24.1      Power of Attorney (previously filed).

* Incorporated by reference from the Registrant's Registration Statement on Form S-8 (Registration Statement No. 333-67507), declared effective by the Commission on November 18, 1998.